Exhibit 21.1

The following is a listing of subsidiaries of US Concrete, Inc. as of February 24, 2017. All are wholly-owned unless otherwise indicated.

Entity Name	Jurisdiction of Incorporation

160 East 22nd Terminal, LLC	New Jersey
Aggregate & Concrete Test, LLC	New York
Alberta Investments, Inc.	Texas
Alliance Haulers, Inc.	Texas
American Concrete Products, Inc.	California
Atlas Redi-Mix, LLC	Texas
Atlas-Tuck Concrete, Inc.	Oklahoma
Beall Concrete Enterprises, LLC	Texas
Beall Industries, Inc.	Texas
Beall Investment Corporation, Inc.	Delaware
Beall Management, Inc.	Texas
Bode Concrete LLC	California
Bode Gravel Co.	California
Breckenridge Ready Mix, Inc.	Texas
Central Concrete Supply Co., Inc.	California
Central Precast Concrete, Inc.	California
Colonial Concrete Company	New Jersey
Concrete XXXIV Acquisition, Inc.	Delaware
Concrete XXXV Acquisition, Inc.	Delaware
Concrete XXXVI Acquisition, Inc.	Delaware
Custom-Crete, LLC	Texas
Custom-Crete Redi-Mix, LLC	Texas
Eastern Concrete Materials, Inc.	New Jersey
Ferrara Bros., LLC	Delaware
Ferrara West, LLC	New Jersey
Hamburg Quarry Limited Liability Company	New Jersey
Heavy Materials, LLC	USVI
Ingram Concrete, LLC	Texas
Kurtz Gravel Company	Michigan
Local Concrete Supply & Equipment, LLC	Delaware
Master Mix Concrete, LLC	New Jersey
Master Mix, LLC	Delaware
MG, LLC	Maryland
New York Sand & Stone, LLC	New York
NYC Concrete Materials, LLC	Delaware
Outrigger, LLC	Delaware
Pebble Lane Associates, LLC	Delaware
Premco Organization, Inc.	New Jersey
Redi-Mix Concrete, L.P.	Texas
Redi-Mix GP, LLC	Texas
Redi-Mix, LLC	Texas
Right Away Redy Mix Incorporated	California
Rock Transport, Inc.	California
San Diego Precast Concrete, Inc.	Delaware
Sierra Precast, Inc.	California

Exhibit 21.1

Smith Pre-Cast, Inc.	Delaware
Spartan Products, LLC	USVI
Superior Concrete Materials, Inc.	District of Columbia
Titan Concrete Industries, Inc.	Delaware
U.S. Concrete On-Site, Inc.	Delaware
U.S. Concrete Texas Holdings, Inc.	Delaware
USC Atlantic, Inc.	Delaware
USC Management Co., LLC	Delaware
USC Payroll, Inc.	Delaware
USC Technologies, Inc.	Delaware
USC-Jenna, LLC	Delaware
USC-Kings, LLC	Delaware
USC-NYCON, LLC	Delaware
Valente Equipment Leasing Corp.	New York
Yardarm, LLC	Delaware